EXHIBIT 23.3




                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Time Warner Inc. related to the Time Warner 1989 Lorimar Non-Employee Replacement Stock Option Plan of our report dated February 5, 1996, which appears on page 53 of Turner Broadcasting System, Inc.'s 1995 Annual Report to Shareholders, which is incorporated by reference in Turner Broadcasting System, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995, which is incorporated by reference in the Current Report on Form 8-K of Time Warner Inc. dated March 21, 1997, which is incorporated by reference in the Prospectus. We also consent to the incorporation by reference of our report on the Financial
Statement Schedule, which appears on page 43 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PRICE WATERHOUSE LLP
Atlanta, Georgia
November 3, 1997